EXHIBIT 5.1

                                  June 23, 2003
                               Brazeau Seller LLP
                               55 Metcalfe Street
                                    Suite 750
                                 Ottawa, Ontario
                                 Canada K1P-6L5
                                 (613) 237-4000

ZIM Corporation
20 Colonnade Road
Suite 200
Ottawa, ON K2E 7M6
CANADA

                     Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

We refer to the registration statement of ZIM Corporation, a corporation organized under the laws of Canada (the "Company"), on Form SB-2 (the "Registration Statement") and filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration of up to 1,734,455 common shares, without par value, of the Company (the "Shares") under the Act.


In rendering the opinions hereinafter expressed, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Company's Articles and By-Laws, resolutions of the Board of Directors of the Company dated as of May 31, 2003, written consents and other actions of the Board of Directors and shareholders of the Company, and a Certificate of Existence dated June 20, 2003 issued by Industry Canada with respect to the existence of the Company in Canada. We have also relied, as to certain factual matters, upon a certificate of an officer of the Company dated the date hereof, a copy of which has been provided to you.


We have also examined such statutes, corporate records and documents as we have considered necessary to enable us to express the opinions set forth in this opinion letter. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of all individuals and the authenticity and enforceability of all documents submitted to us as certified, conformed or photostatic copies or facsimiles.

The opinions expressed below are limited to the laws of the Province of Ontario and the federal laws of Canada applicable in that province.

On the basis of the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated and validly existing under the laws of Canada;

2. The Shares have been duly authorized;

3. The Shares are validly issued, fully paid and non-assessable.

This opinion is limited to the express opinions provided herein and no other opinions may be inferred. We have been retained solely for the purpose of providing the opinions contained herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of this firm's name under the caption "Legal Matters".

                                            Sincerely,

                                                /s/ Brazeau Seller LLP
                                                ----------------------
                                                BRAZEAU SELLER LLP